Exhibit (a)(5)(xvi)

Tyson Foods, Inc. Investor Presentation
July 2014
Bringing Families Together

CAUTIONARY INFORMATION
Cautionary Statement Regarding Forward Looking Statements
This presentation contains certain forward-looking statements, including with respect to certain plans and objectives of Tyson Foods and Hillshire Brands with respect to the proposed tender offer and related transactions, including the timing of the completion of the merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: the effect of, or changes in, general economic conditions; fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; successful rationalization of existing facilities and operating efficiencies of the facilities; risks associated with our commodity purchasing activities; access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to access certain domestic and foreign markets; changes in availability and relative costs of labor and contract growers and our ability to maintain good relationships with employees, labor unions, contract growers and independent producers providing us livestock; issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; changes in consumer preference and diets and our ability to identify and react to consumer trends; significant marketing plan changes by large customers or loss of one or more large customers; adverse results from litigation; risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; our ability to make effective acquisitions or joint ventures and successfully integrate newly acquired businesses into existing operations; effectiveness of advertising and marketing programs; the risk that the recently announced binding offer to acquire The Hillshire Brands Company (“Hillshire”) and any related tender offer and merger may not be consummated, or may not be consummated in a timely manner; the risk that a regulatory approval that may be required for the transaction is not obtained, or could only be obtained subject to conditions that are not anticipated; the risk that Hillshire will not be integrated successfully into Tyson following the consummation of any transaction; and the risk that revenue opportunities, cost savings, synergies and other anticipated benefits from the transaction may not be fully realized or may take longer to realize than expected, and those other factors listed under “Risk Factors” in the prospectuses referred to below under “Additional Information and Where to Find It”. Non-GAAP Financial Information This presentation includes certain non-GAAP financial measures as defined by SEC rules. Such non-GAAP financial measures are presented as a supplemental financial measurements in the evaluation of our business. We believe the presentation of these financial measures helps investors to assess our operating performance from period to period and enhances understanding of our financial performance and highlights operational trends. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. However, the such measurements may not be comparable to those of other companies in our industry, which limits their usefulness as a comparative measures. Such measures are not required by or calculated in accordance with GAAP and should not be considered as a substitutes for net income or any other measure of financial performance reported in accordance with GAAP or as a measure of operating cash flow or liquidity.

CAUTIONARY INFORMATION
Non-GAAP Financial Information (cont’d)
Such measures are useful tools for assessing, but is not a reliable indicator of financial performance. As a result, investors should rely primarily on our GAAP results, and use non-GAAP financial measures only supplementally, in making investment decisions. As required by Regulation G, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available in the Appendix.
Additional Information and Where to Find It
Tyson has filed a registration statement (including a base prospectus and prospectus supplements) with the SEC for the offerings to which this communication relates. Each offering is being made pursuant to a separate prospectus. Before you invest, you should read the prospectuses in the registration statement and other documents Tyson has filed with the SEC for more complete information about Tyson and these offerings. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov.
Important Information for Investors and Security Holders
This communication is not an offer to buy or the solicitation of an offer to sell any securities of Hillshire Brands. A solicitation and an offer to buy shares of Hillshire Brands common stock is being made pursuant to a Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) that HMB Holdings, Inc., a wholly owned subsidiary of Tyson Foods, Inc., has filed with the U.S. Securities and Exchange Commission (the “SEC”). Hillshire Brands has also filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Investors and Stockholders are urged to read the Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9, as well as other documents filed with the SEC, because they contain important information. The Tender Offer Statement and Solicitation/Recommendation Statement on Schedule 14D-9 have been sent free of charge to Hillshire Brands stockholders and these and other materials filed with the SEC may also be obtained from Hillshire Brands upon written request to the Investor Relations Department, 400 South Jefferson Street, Chicago, Illinois 60607, telephone number (312) 614-8100 or from Hillshire Brands’ website, http://investors.hillshirebrands.com. In addition, all of these materials (and all other documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov, or by directing requests for such materials to MacKenzie Partners, Inc., the Information Agent for the offer, at (800) 322-2885 (please call (212) 929-5500 (collect) if you are located outside the U.S.).

OFFERING SUMMARY OF TERMS
4 Shares of Class A Common Stock
(100% Primary) Tangible Equity Units
(100% Primary)
Issuer Tyson Foods, Inc.
Ticker / Exchange TSN / NYSE
Offering Size 24,000,000 Shares 30,000,000 Units
Greenshoe 15% (100% Primary) N/A
Use of Proceeds To finance the acquisition of Hillshire Brands, together with cash on hand and debt financing
Lockup Period 60 Days for Employees (1) / 90 Days for the Issuer
Mandatory Conversion Date / Stated Amount N/A 3 Years / $50
Joint Bookrunners Morgan Stanley (active), J.P. Morgan (active) and RBC Capital Markets

Propels growth in higher margin, branded prepared foods
Incremental growth with very little overlap
Complements existing business; adds presence in convenience and snack foods
Combines iconic brands across numerous retail protein categories
Compelling Investment Consistent with Strategic Priorities
Combines the protein industry’s best marketing and operations talent into one team
Creates competitive advantage through raw material utilization
Generates significant scale and profitability opportunities in existing prepared foods business across branded, private label and commodity products
Creates Market Leading Integrated Protein Platform
Permanent financing plan expected to include: $2.5Bn of unsecured term loans across 3 and 5 year tranches
$0.9Bn of common equity
$1.5Bn of tangible equity units
Balance of permanent financing to be raised in the bond market
Sale of Mexico and Brazil operations to JBS for $575MM will enable quicker delevering
Tyson is committed to maintaining investment grade ratings
Financing Plan
Identified Prepared Foods synergies in excess of $500 million
Expect to realize $225 million of Prepared Foods synergies in first year
Purchasing, distribution, supply chain efficiencies, raw material utilization, brand building
Significant Synergy Opportunity
RATIONALE
Structure and Consideration
$8.7 billion transaction
Includes Hillshire Brands outstanding net debt
Tyson financing through a combination of debt and equity
Prepared Foods related synergies of $225 million in the first fiscal year and exceeding $500 million by the end of year three
5

OUR PRINCIPLES
Core
Who We Are
We are a company of people engaged in the
production of food, seeking to pursue truth and
integrity, and committed to crea Wig value for
our shareholders, our customers, our
Team Members, and our communities.
‘We strive to be a company of diverse people. ‘We strive to be honorable.
We strive to be a faith-friendly company. Whet We Do
We feed our families, the nation, and the world with trusted food products. ‘We serve as stewards of the arwmals, land, and environment entrusted to us. ‘We strive to provide a safe work environment for our Team Members.
How We Do It
We strive to earn conSestent and satisfactory
profIts for our shareholders and to invest in
our people, products, and processes. ‘We strive to operate with integrity and trust in all we do.
‘We strive to honor God and be respectful of each other, our custaiiers, and other stakeholders.
‘__
Food.
TM
“How We a ehaye,,
) Fo, Succe1
our cust’ go-to SUpplier
Grow Our business
commodj, plants full.
Engage the fruit.
Always value up,
Totaiiy drive out inefficiencies

“What We Do”
“How We a ehaye,,

THERE IS VALUE IN DIVERSITY

- **Multi-Protein** Chicken, Beef, Pork
- **Multi-Channel** Retail, Food Service, Exports
- **Multi-National** United States, China, India
- **Broad Product Portfolio**
  - Value-added Chicken
  - Value-added Beef & Pork
  - Pepperoni
  - Beef & Pork Pizza Toppings
  - Pizza Crusts
  - Tortillas
  - Bread Sticks
  - Handheld Foods
  - Sausage
  - Snacks
  - Fully-cooked Dinner Meats
  - Bacon
  - Deli Meats
  - Hams
  - Franks
  - Ethnic Foods
  - Soups & Sides
  - Sauces
  - Appetizers
  - Breakfast Items
  - Prepared Meals
  - Meal Kits
  - Commodity Chicken
  - Commodity Beef & Pork
  - Breakfast Sausage
  - Frozen Protein Breakfast
  - Smoked Sausage
  - Lunchmeat
  - Hot Dogs
  - Corn Dogs
  - Cocktail Links

The Hillshire acquisition further diversifies our business into higher margin, retail branded prepared foods

7

OUR GROWTH STRATEGY

Accelerate
Grow domestic value-added chicken sales
Grow prepared foods sales
Grow international chicken production
Innovate
Products and services
Consumer insights
Cultivate
Develop talent to support Tyson’s long-term growth and future
The Hillshire acquisition supports several elements of our growth strategy

WHY HILLSHIRE? 9
Hillshire moves Tyson Foods forward faster
Combines the protein industry’s best operations and marketing talents to create a ~$40 billion best-in-class food company
Brings a strong portfolio of iconic, market-leading retail prepared foods brands
Transforms Tyson’s private label prepared foods offerings with a higher margin, branded portfolio
Complements Tyson’s strong food service prepared foods business
Creates Prepared Foods synergy opportunities in excess of $500 million by year three
Avoids costs associated with building retail brands from the ground up
Produces compelling financial opportunities – accretion and return on invested capital

COMBINES STRENGTHS OF TYSON AND HILLSHIRE

Strong operational acumen
Low cost producer
One of the largest refrigerated trucking fleets in the U.S.
Excellence in commodity purchasing and processing
Iconic brands with leading share in the most important value-add protein categories
Expertise in new product development and innovation
Thought leader in marketing and brand development
Combines the protein industry’s best marketing
and operations talent into one team

HILLSHIRE: A CONSUMER-CENTRIC, MARKETING-DRIVEN FOOD COMPANY
11 Strong Brand Positioning Based on Consumer Insights
“Hearty Comfort Food” “Authentic Ingredients, Exceptional Tastes”
“Farm House Quality Meats”
“Smart & Sensible Family Choices”
“Better Guy Food for Better Guy Times”
“Artisanal Italian Meats”
2013 Retail Sales Breakout Retail (74% of Total)
73% 24% 3%
Meat, $2,103
Meat-Centric, $685
Bakery, $104
Commodity / Other, $2 $2,894MM Total
2013 Foodservice Sales Breakout Foodservice (26% of total) 49%
9%
33%
9%
Meat, $507 Meat-Centric, $88
Bakery, $343 Commodity / Other, $88 $1,026MM Total

HILLSHIRE’S 100% VALUE-ADDED PROTEIN PORTFOLIO PROPELS TYSON’S PREPARED FOODS BUSINESS Beef23%Pork22%Chicken56%Prepared5%International(6%)Beef41%Pork15%Chicken31%Prepared9%International4%

Tyson LTM 3/29/14 Revenue Contribution
Tyson ($35.4Bn)
Hillshire ($4.0Bn)
Tyson LTM 3/29/14 Op Income Contribution Tyson ($1,608MM) (Op Income Margin = 4.5%)
Hillshire ($375MM) (Adj. Op Income Margin = 9.4%) (1)
Note: Excludes intersegment sales of $1.2Bn for segment contribution breakdown
Foodservice/Other
26%
Retail
74%
Foodservice/Other
20%
Retail
80%
Hillshire LTM 3/29/14 Revenue Contribution Hillshire LTM 3/29/14 Adj. Op Income Contribution
Note: (1) Represents adjusted operating income (see Appendix for details);
pie chart percentages based on reported figures

Default;Focused on Profitable, Consistent GrowthSawyer Dunigan
EXPANDS BRANDED PORTFOLIO - INCLUDING FOUR $1BN+ BRANDS

Tyson Brands
Hillshire Brands

ICONIC BRANDS WITH LEADING SHARE IN CORE CATEGORIES

Tyson

Tyson Brands

Market Share in Leading Categories

Brand	Category	TSN Share Position
Tyson	Fresh Chicken	#1
	Frozen Cooked Prepared Chicken	#1
	Frozen Uncooked Chicken	#1
	Frozen Uncooked Cornish Chicken	#1
	Recipe Meats (Refrigerated Grilled & Ready Strips)	#2
Wright	Stack Pack Bacon	#1
	Bacon	#3

Hillshire Brands

Market Share in Leading Categories

Brand	Category	HSH Share Position
Jimmy Dean	Breakfast Sausage	#1
	Frozen Protein Breakfast	#1
Hillshire Farm	Smoked Sausage	#1
	Branded Lunchmeat	#2
Ball Park	Hot Dogs	#1
State Fair	Corn Dogs	#1
aidells	Super Premium Sausage	#1

Source: Symphony IRI Group, Total US Multi-Outlet, 52 weeks ending 5/18/14

14

LEADERSHIP IN LARGE CATEGORIES WITH SIGNIFICANT GROWTH POTENTIAL 86% 86% 77% 61% 60% 56% 38% 38% 32% 12% 29% 27% 28% 34% 23% 13%
$6.2Bn
$7.3Bn
$2.5Bn
$1.9Bn
$2.0Bn
$2.6Bn
$1.5Bn
$1.7Bn
+0.1%
+6.5%
+0.3%
+5.4%
+3.5%
+0.4%
+8.3%
+1.9%
Category HH Penetration
Brand HH Penetration
Source: Nielson and Symphony IRI Group National Consumer Panel for 52 weeks ending 5/18/14 and Total U.S. Multi-Outlet for 52 weeks ending 5/18/14; growth rates are 3-year CAGRs
Dollar
Growth
Size of
Category
Lunchmeat
Smoked
Sausage Breakfast Sausage
Hot Dogs
Frozen Protein
Breakfast

Fresh Chicken Frozen Uncooked Chicken
Frozen Cooked Prepared Chicken
(1)
Note: (1) Represents dollar share for fresh chicken

TYSON IS NOW #2 IN FROZEN FOOD

Source: IRI U.S. Multi Outlet frozen category sales data for 52 weeks ending May 26, 2014 / figures in billions
Leader in frozen poultry and breakfast foods – two of the top growing categories within the freezer case
$7.2 $3.7
$3.3
$2.4
$2.0
$1.9
$1.8
$1.6
$1.3 $1.2
$1.2

TRANSACTION IS ACCRETIVE TO TYSON AND THE PREPARED FOODS SEGMENT MARGINS

Note: (1) Represents adjusted operating income (see Appendix for details)
4.5%
2.2%
9.4%
Tyson Op
Income Margin
Tyson Prepared
Foods Op
Income Margin
Hillshire Adj. Op
Income Margin(1)
LTM 3/29/14 Operating Income Analysis
($MM)
(%)
LTM 3/29/14 Operating Income Margin Analysis
1,608
375
Tyson Op Income
Hillshire Adj. Op Income
(1)

FINANCIAL RATIONALE 18
Strong Financial Returns Targeted to be accretive in fiscal 2015 and substantially accretive thereafter
Estimated Prepared Foods synergy opportunity in excess of $500 million Targeted to generate more than $225 million of synergies in the first fiscal year with total synergies to exceed $500 million by the end of year 3
Synergies primarily driven by operational efficiencies, supply chain optimization and prepared foods strategy execution
Transaction Financing $5.75Bn of debt financing, $0.9Bn of Common Equity and $1.5Bn of Tangible Equity Units
Long-term capital structure designed to maintain investment grade ratings
Combined company is expected to generate strong combined cash flows to enable deleveraging

APPENDIX

OPERATING INCOME AND MARGIN
RECONCILIATION
(In millions) Twelve Months Ended
(Unaudited) March 29, 2014
Operating Operating
Sales Income Margin
Tyson Foods $ 35,418 $ 1,608 4.5%
Tyson Foods - Prepared Foods $ 3,445 $ 77 2.2%
Hillshire Brands $ 3,983 $ 296
Adjustments:
Total restructuring actions excluding accelerated depreciation 69
Accelerated depreciation 17
Other significant items 3
Reimbursed claim proceeds (2)
Acquisition advisory & other costs 1
Pension settlement/withdrawal/other 1
Tax indemnification accrual adjustment (10)
Hillshire Brands Adjusted Operating Income $ 375 9.4%
Note: Lasttwelve months ended March 29, 2014 is derived (i) in the case of Tyson Foods, by adding the results forthe six months ended March 29, 2014 tothe resultsforthe year ended September28, 2013 and subtracting the resultsfor the six months ended March 30, 2013 and (ii) in the case of Hillshire Brands, by adding the resultsforthe nine months ended March 29, 2014 to the results for the year ended June 29, 2013 and subtracting the results for the nine months ended March30 2013 20